SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: August 31, 2004
(Date of Earliest Event Reported)

Akorn, Inc.

(Exact Name of Registrant as Specified in its Charter)

Louisiana	0-13976	72-0717400
(State or other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Ac (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01 Other Events

     On August 27, 2004, Akorn, Inc. (“Akorn”) filed a Form 8-K in connection with the resolution of a dispute between Akorn and AEG Partners LLC (“AEG”) by means of binding arbitration. Among other things, the arbitrator’s decision required Akorn to issue a warrant to AEG to purchase 1,250,000 shares of Akorn’s common stock at an exercise price of $0.75 per share (the “AEG Warrant”). On August 31, 2004, in accordance with the arbitrator’s decision, Akorn issued the AEG Warrant. The AEG Warrant was issued pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

4.1	Stock Purchase Warrant dated August 31, 2004 issued by Akorn to AEG.

4.2	Warrant Purchase and Registration Agreement dated June 18, 2003 between Akorn and AEG incorporated by reference to Exhibit 4.1 to Akorn’s report on 8-K filed on August 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: September 9, 2004